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Exhibit 99.2

No. 1	Warrant to Purchase 22,251 Shares

Purchase Warrant

For the Purchase of
Shares of Common Stock Par Value of $5 Per Share, of
Bank of the Northwest
(Incorporated under the laws of the State of Oregon)

VOID AFTER 5 P.M. ON October 14, 2006.

        This is to certify that, for value received, Stephen E. Polzin, or registered assigns, is entitled, subject to the terms and conditions hereinafter set forth, at or before 5 p.m., Pacific Time, on October 14,2006, but not thereafter, to purchase the number of shares set forth above of Common Stock, of the par value of $5 per share, hereinafter called Common Shares, of

Bank of the Northwest

hereinafter called the Bank, from the Bank at the purchase price of $10 per share, and to receive a certificate or certificates for the Common Shares so purchased, upon presentation and surrender to the Bank, with the form of subscription duly executed, and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check payable to the order of the Bank.

        The Bank covenants and agrees that all shares which may be delivered upon the exercise of this Warrant will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof.

        The purchase tights represented by this Warrant are exercisable at the option of the registered owner hereof in whole at any time, or in part from time to time, within the period specified above; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a share of Common Shares. In lieu of issuing any fraction of a share remaining after exercise of this Warrant as to all full shares covered hereby, the Bank shall make a payment therefor in cash equal to the same fraction of the then current Warrant purchase price per share. In case of the purchase of less than all the shares purchasable under this Warrant, the Bank shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

        The number of Common Shares purchasable upon the exercise of this Warrant and the purchase price per share shall be subject to adjustment from time to time as set forth herein.

        The Bank agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable upon the exercise of this and all other Warrants of like tenor then outstanding.

        This Warrant shall not entitle the holder hereof to any voting tights or other rights as a shareholder of the Bank, or to any other rights whatsoever except the rights herein set forth, and no dividends shall be payable or aicruc m respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

        Except as otherwise above provided, this Warrant and all rights hereunder are transferable by the registered owner hereof in person or by duly authorized attorney on the books of. the Bank upon surrender of this Warrant, properly endorsed, to the Bank.

        The Bank may deem and treat the registered owner of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

        In witness whereof the Bank has caused this Warrant to be executed by the signatures of its duly authorized officers.

Dated: October 15, 1996		Bank of the Northwest
Attest:
	Secretary	President

Further Terms and Conditions

        The issuance of this Warrant is subject to the following conditions:

        1.    If the outstanding Purchase Warrant is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Bank or of another corporation by reason of any reorganization, merge; consolidation, plan of exchange, recapitalization,, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Bank in the number, kind and price of shares purchasable under this Purchase Warrant, so that the holder's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Bank shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be provided for in any manner determined by the Bank. Any such adjustment made by the Bank shall be conclusive.

        2.    If at any time while this Warrant is outstanding the Bank shall consolidate with or merge into another Bank, the holder hereof shall thereafter be entitled upon exercise hereof to purchase, with respect to each share of Common Shares purchasable hereunder immediately prior to the date upon which such consolidation or merger shall become effective, the securities or property to which a holder of one share of Common Shares would have been entitled upon such consolidation or merger, without any change in, or payment in addition to, the Warrant purchase price in effect immediately prior to such merger or consolidation, and the Bank shall take such steps in connection with such consolidation or merger as may be necessary to assure that all of the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant. The Bank shall not effect any such consolidation or merger unless prior to the consummation thereof the successor Bank (if other than the Bank) resulting therefrom shall assume by written instrument executed and mailed to the registered holder hereof at the address of such holder shown on the books of the Bank, the obligation to deliver to such holder such securities or property as in accordance with the foregoing provisions such holder shall be entitled to purchase. In the event of a consolidation or merger affecting the Bank, in lieu of having this Warrant be adjusted as specified above or continue unchanged, the Board of Directors of the Bank may, in its sole discretion, provide a 30-day period prior to such event during which the holder hereof shall have the right to exercise this Warrant in whole or in part and, upon the expiration of such 30-day period, any portion of this Warrant that remains unexercised shall immediately terminate.

        3.    Upon the happening of any event requiring an adjustment of the Warrant purchase price hereunder, the Bank shall forthwith give written notice thereof to the registered holder of this Warrant stating the adjusted Warrant purchase price and the adjusted number of Common Shares purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Board of Directors of the Bank shall determine the computation made hereunder. In case any voluntary or involuntary dissolution, liquidation, or winding up of the Bank shall at any time be proposed, the Bank shall give at least 30 days' prior written notice thereof to the registered holder hereof stating the date on which such event is to take place and the date (which shall be at least 30 days alter the giving of such notice) as of which the holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such dissolution, liquidation, or winding up (on which date, in the event such dissolution, liquidation or winding up shall actually take place, this Warrant and all rights with respect hereto shall terminate). Notices pursuant to this paragraph shall be given by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder appearing in the records of the Bank.

Assignment

        (To be executed by the registered holder to effect a transfer of this Warrant)

        For value received                        hereby sells, assigns, and transfers unto                  this Warrant and the rights represented thereby to purchase Common Shares in accordance with the terms and conditions thereof, and does hereby irrevocably constitute and appoint attorney to transfer this Warrant on the books of the Bank, with full power of substitution.

Dated:	Signed:

Subscription Form

        (To be executed by the registered holder to exercise the rights to purchase Common Shares evidenced by this Warrant)

Bank of the Northwest
600 Pioneer Tower
888 S.W. Fifth Avenue
Portland, OR 97204

        The undersigned hereby irrevocably subscribes for            shares of your Common Stock pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment of $            therefor, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and, if such number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below:

Dated:	Signed:

Address:

3

FIRST AMENDMENT TO
PURCHASE WARRANT NO. 1

        On October 15, 1996 Purchase Warrant No. 1 was issued to Stephen E. Polzin by Bank of the Northwest ("Bank"), which Purchase Warrant entitled Stephen B. Polzin to purchase 22,251 shares of Common Stock of the Bank. The Purchase Warrant contains a typographical error in the first line of paragraph 2 at page 3, wherein the term "Purchase Warrant" is used in lieu of "Common Shares". Accordingly, paragraph one of page three is modified to substitute the term "Common Shares" for the term "Purchase Warrants" in the first line and the paragraph shall now read as follows:

          1.    If the outstanding Common Shares are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Bank or another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Bank in the number, kind and price of shares purchasable under this Purchase Warrant, so that the holder's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Bank shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be provided for in any manner determined by the Bank. Any such adjustment made by the Bank shall be conclusive.

        All other terms and conditions of the original Purchase Warrant shall remain in full force and effect.

        Dated this            day                        , 1998

BANK OF THE NORTHWEST

By:	President
Attest:	Secretary

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  Exhibit 99.2
Purchase Warrant
FIRST AMENDMENT TO PURCHASE WARRANT NO. 1